SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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EastBridge Investment Group Corporation
(Name of Registrant as Specified In Its Charter)

N.A.
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EASTBRIDGE INVESTMENT GROUP CORPORATION
840 East Morgan Trail, Unit 18
Scottsdale, Arizona 85258

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date of Meeting:  January 17, 2013

NOTICE IS HEREBY GIVEN that this special Meeting of Stockholders of EastBridge Investment Group Corporation, an Arizona corporation (“we,” “us,” “our” or the “Company”), will be held at the offices of the Corporation, 8040 East Morgan Trail, Unit 18, Scottsdale, Arizona 85258, on January 17, 2013, at 10:00 a.m. local time. At the meeting, you will be asked to vote on:

 (1)    The approval of a change in our state of incorporation from Arizona to Delaware; and
 (2)    The approval of the Company’s Amended and Restated 2011 Incentive Stock Option Plan.

The board of directors has fixed the close of business on December 18, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting. A list of stockholders of record on the record date will be available for inspection by stockholders at the office of the Corporation, 8040 East Morgan Trail, Unit 18, Scottsdale, Arizona 85258, during the ten days prior to the meeting.

Please review in detail the attached notice and proxy statement, which are first being mailed to our stockholders on or about December 28, 2012.

The proxy statement is available on the Company’s website at http://www.EbigCorp.com.  The proxy statement is also available on the SEC’s website at http://www.sec.gov/[●].   Copies of the Company’s proxy statement may be also obtained without charge by writing to Norm Klein, Chief Operating Officer, EastBridge Investment Group Corporation, 8040 East Morgan Trail, Unit 18, Scottsdale, Arizona 85258.

By order of the Board of Directors Keith Wong Chairman

Scottsdale, Arizona
December 7, 2012
THIS MEETING IS VERY IMPORTANT TO US AND TO OUR STOCKHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE AS DESCRIBED ON THE ENCLOSED PROXY CARD. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

IF YOU HAVE ALREADY VOTED OR DELIVERED YOUR PROXY FOR THE SPECIAL MEETING, YOUR VOTE WILL BE COUNTED, AND YOU DO NOT HAVE TO VOTE YOUR SHARES AGAIN. IF YOU WISH TO CHANGE YOUR VOTE, YOU SHOULD REVOTE YOUR SHARES.

THE PROXY STATEMENT, OUR FORM OF PROXY CARD, OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 31, 2012, JUNE 30, 2012 AND SEPTEMBER 30, 2012, AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011 ARE AVAILABLE ON THE INTERNET AT: HTTP://WWW.EBIGCORP.COM/SEC.HTML OR AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

EASTBRIDGE INVESTMENT GROUP CORPORATION
840 East Morgan Trail, Unit 18
Scottsdale, Arizona 85258

PROXY STATEMENT

Special Meeting of Stockholders
January 17, 2013

The accompanying proxy and this proxy statement have been prepared by our management for the board of directors. Your proxy is being solicited by the board of directors for use at the Special Meeting of Stockholders to be held at our offices, which are at 8040 East Morgan Trail, Unit 18, Scottsdale, Arizona 85258, on January 17, 2013 at 10:00 a.m., local time, or at any adjournment thereof. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being mailed to stockholders on or about December 28, 2012.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting for:

●	The approval of a change in our state of incorporation from Arizona to Delaware through the conversion of our company from an Arizona corporation to a Delaware corporation; and

●	The approval of the Company’s Amended and Restated 2011 Incentive Stock Option Plan.

Who is soliciting your proxy?

Your proxy is being solicited by our board of directors.

Who is entitled to vote at the meeting?

You may vote if you owned stock as of the close of business on December 18, 2012, which is the record date for determining who is eligible to vote at the special meeting. Each share of common stock is entitled to one vote.

How do I vote?

You can vote either by attending the meeting and voting at the meeting or by completing, signing and returning the enclosed proxy card.  If your shares are held by your broker, you may also be able to vote electronically, in accordance with instructions that your broker will provide you.

Can I change my mind after I vote?

Yes, you may change your mind at any time before the polls close at the meeting. You can change your vote by signing another proxy with a later date and returning it to us prior to the meeting or by voting again at the meeting. If your stock is held in a brokerage account, you must provide your broker with instructions as to any changes in the voting instructions which you previously provided to your broker.

What if I sign and return my proxy card but I do not include voting instructions?

If you sign your proxy card and return it to us but you do not include voting instructions as to any proposal, your proxy will be voted FOR the change of our state of incorporation from Arizona to Delaware and FOR the approval of our Amended and Restated 2011 Incentive Stock Option Plan.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Jersey Transfer and Trust Company located at 201 Bloomfield Avenue, Verona, New Jersey 07044.

Will my shares be voted if I do not provide my proxy?

If your shares are held in a brokerage account, they may be voted if you provide your broker with instructions as to how you want your shares voted.  Your broker will send you instructions as to how you can vote shares that are held in your brokerage account.  If you do not give your broker instructions as to how you want your shares to be voted, then your shares will not be voted for the change in our state of incorporation from Arizona to Delaware or for the Amended and Restated 2011 Incentive Stock Option Plan.

If you hold your shares directly in your own name, they will only be voted if you either sign and deliver a proxy or attend and vote at the meeting.

How many votes must be present to hold the meeting?

In order for us to conduct our meeting, we must have a quorum. We will have a quorum, and be able to conduct the meeting, if a majority of our outstanding shares as of December 18, 2012, are present at the meeting. Your shares will be counted as being present at the meeting if you attend the meeting or if you properly return a proxy by mail or if you give your broker voting instructions and the broker votes your shares.

On the record date, December 18, 2012, we had [●] shares of common stock outstanding. This number of shares does not include treasury stock. We will have a quorum if [●] shares of common stock are present and voting at the annual meeting.

What vote is required for the approval of the proposed change in our state of incorporation from Arizona to Delaware?

The approval of the proposed change in our state of incorporation from Arizona to Delaware by reincorporating in Delaware by means of a conversion requires the affirmative vote of a majority of the shares voting on the matter, whether in person or by proxy, assuming a quorum is present.

What vote is required for the approval of the Amended and Restated 2011 Incentive Stock Option Plan?

The approval of the Amended and Restated 2011 Incentive Stock Option Plan requires the affirmative vote of a majority of the shares voting on the matter, whether in person or by proxy, assuming a quorum is present.

How are broker non-votes treated at the meeting?

Broker non-votes are proxies signed by brokers without voting on the change in our state of incorporation from Arizona to Delaware or the Amended and Restated 2011 Incentive Stock Option Plan.  Broker non-votes are treated as present at the meeting for purposes of determining whether we have a quorum.  Since change in our state of incorporation from Arizona to Delaware and the Amended and Restated 2011 Incentive Stock Option Plan require the approval of a majority of the shares voting on the matter, assuming a quorum is present, a broker non-vote will have no effect on whether the proposals are approved.

 Who is paying the cost of the meeting?

We will pay for preparing, printing and mailing this proxy statement. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners.  We estimate our costs at approximately $10,000.

APPROVAL OF OUR REINCORPORATION FROM ARIZONA TO DELAWARE

Our reincorporation from Arizona to Delaware will be effected through the conversion of our Company from an Arizona corporation (in this section referred to as the “Company”) to a Delaware corporation (in this section referred to as “EastBridge Delaware”). The conversion will be effected through the filing of applicable conversion documents with the offices of the Secretary of State of Arizona and the Secretary of State of Delaware. Upon completion of the conversion, we will be a Delaware corporation.

In connection with the conversion and pursuant to Section 265 (j) of the Delaware General Corporation Law (“DGCL”), we will exercise our right to exchange the issued and outstanding common stock of the Company for common stock in EastBridge Delaware. Each of the Company’s stockholders will receive one (1) share of EastBridge Delaware’s common stock, par value $0.001 per share, for every twenty (20) to one hundred twenty (120) shares of the Company’s common stock, with the exact number to be determined in the sole discretion of the Company’s board of directors immediately prior to the filing of the applicable conversion documents with the offices of the Secretary of State of Arizona and the Secretary of State of Delaware.  As a result of this share exchange, EastBridge Delaware will have fewer shares of its common stock issued and outstanding than the Company had issued and outstanding prior to the conversion. In lieu of any fractional shares that might result after the exchange, we will issue to stockholders of EastBridge Delaware’s common stock that number of shares as rounded up to the nearest whole share. The reason for this change in capitalization is to increase our current trading price while simultaneously reducing the amount owed to Delaware for franchise tax. This share exchange will not affect your percentage ownership of securities.

Following the conversion, we will continue to operate our business under the name “EastBridge Investment Group Corporation.”  In connection with the reincorporation:

●
There will be no change in our business, management, employees, headquarters, benefit plans, assets, liabilities or net worth (other than as a result of the costs incident to the reincorporation, which we expect to be immaterial);

●
The directors and officers of the Company prior to the reincorporation will hold the same positions with EastBridge Delaware following the reincorporation, and there will be no substantive change in direct or indirect interests of the current directors or executive officers of the Company;

●
Your shares of the Company’s common stock will automatically be converted into that number of shares of EastBridge Delaware common stock as is appropriate following the conversion.  YOU WILL NOT NEED TO EXCHANGE YOUR EXISTING COMMON STOCK CERTIFICATES FOR COMMON STOCK CERTIFICATES OF EASTBRIDGE DELAWARE;

●	We will be governed by a new certificate of incorporation under Delaware law substantially in the form attached as Exhibit A, which we will file at or about the time of the reincorporation; and

●	EastBridge Delaware’s bylaws, in the form attached as Exhibit B, will be the bylaws of the surviving company after the effective date of the reincorporation.

Upon completion of the reincorporation, the authorized capital stock of EastBridge Delaware will consist of 300,000,000 shares of common stock and 50,000,000 shares of preferred stock, par value $0.001 per share.  The Company’s common stock is currently traded on the OTCBB and OTCQB under the symbol EBIG.OB. EastBridge Delaware’s common stock will continue to be traded on the OTCBB and OTCQB immediately after the reincorporation under the same stock symbol.

You will not have to take any action to exchange your stock certificates as a result of the reincorporation. Beginning on the date that the conversion becomes effective, each certificate representing shares of the Company (“Old Shares”) will be deemed for all corporate purposes to evidence ownership of shares of EastBridge Delaware (“New Shares”).  Holders of Old Shares may, but are not required to, surrender certificates representing the Old Shares to our transfer agent for a certificate representing New Shares.

Purpose of reincorporation

We believe that our reincorporation in Delaware is in the best interest of the Company because it will provide a greater measure of flexibility and simplicity in our corporate transactions thereby reducing our costs of doing business.  Delaware provides a recognized body of law, a court system devoted to the adjudication of business law and a business friendly legal and regulatory environment in which we will continue to grow. Delaware encourages incorporation in the state by adopting comprehensive, modern and flexible corporate laws that are periodically updated and revised to meet the changing business environment. As a result, many major corporations have initially chosen Delaware for their domicile or have subsequently reincorporated in Delaware in a manner similar to that which we proposed.  The Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing the DGCL and establishing public policies with respect to Delaware corporations. It is anticipated that the DGCL will continue to be interpreted and explained in a number of significant court decisions that may provide greater predictability with respect to our corporate legal affairs. Arizona does not currently provide these benefits nor does it appear that Arizona is likely to provide these benefits in the foreseeable future. The Company and its stockholders will experience less predictability with respect to legality of corporate affairs and transactions and stockholders’ rights to challenge them if we remain incorporated in Arizona rather than reincorporating in Delaware.

Operating as a Delaware corporation will not interfere with, or differ substantially from, our present corporate activities. As a Delaware corporation, EastBridge Delaware will be governed by Delaware corporate law, while the Company is currently governed by Arizona law. However, as a result of the reincorporation we will have to qualify to do business in Arizona.

The reincorporation is not being effected to prevent a change in control, nor is it in response to any present hostile attempt known to our board of directors to acquire control of the Company or obtain representation on our board. Nevertheless, certain effects of the proposed reincorporation may be considered to have anti-takeover implications simply by virtue of being subject to Delaware law. For a discussion of these and other differences between the laws of Arizona and Delaware, see “Significant Differences Between Arizona and Delaware Law,” below.

Significant Differences between Arizona and Delaware Law

The rights of the Company’s stockholders and the Company’s articles of incorporation and bylaws are currently governed by Arizona law. Upon effectiveness of the conversion, your rights as a stockholder will be governed by Delaware law and the certificate of incorporation and bylaws of EastBridge Delaware. The statutory corporate laws of the State of Delaware, as governed by the DGCL, are similar in many respects to those of Arizona, as governed by the Article 10 of the Arizona Revised Statutes. However, if the conversion is consummated, there are certain differences that may affect your rights as a stockholder as well as the corporate governance of the corporation. The following are summaries of material differences between the current rights of stockholders of the Company and the rights of stockholders of EastBridge Delaware following the conversion.

The following discussion is a summary. It does not give you a complete description of the differences that may affect you. You should also refer to the DGCL, as well as the forms of the certificate of incorporation and the bylaws of EastBridge Delaware, which are attached as Exhibits A and B, respectively, to this Proxy Statement, and which will come into effect concurrently with the effectiveness of the reincorporation. In this section, we use the term “charter” to describe either the certificate of incorporation under Delaware law or the articles of incorporation under Arizona law and we use the term “stockholder” to describe securities holders in both Delaware and Arizona.

General.  As discussed above, Delaware for many years has followed a policy of encouraging incorporation within the state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that Delaware periodically updates and revises to meet changing business needs. Because of Delaware’s prominence as a state of incorporation for many large corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. Conversely, Arizona has not had the need to develop its corporate laws as a limited number of corporations incorporate in Arizona on a yearly basis.  As a result, Arizona law is not as up-to-date with issues concerning public policy and is more rigid.

Removal of Directors. Under both Arizona and Delaware law, any director or the entire board of directors may be removed, with or without cause, upon the vote of the shares entitled to vote in the election of directors.  Under Arizona law, this right may be limited if the articles of incorporation provide that a director may only be removed for cause (our articles of incorporation allow for removal with or without cause).  Under Delaware law, directors of a corporation without a classified board may be removed with or without cause by the holders of a majority of shares then entitled to vote in an election of directors. However, if a Delaware corporation has a classified board, then a director may only be removed for cause.

 Fiduciary Duty and Business Judgment.    Arizona, like most jurisdictions, requires that directors and officers of Arizona corporations exercise their powers in good faith and with a view to the interests of the corporation.  As a matter of law, directors and officers are presumed to act in good faith, on an informed basis, and with a view to the interests of the corporation in making business decisions. In performing such duties, directors and officers may exercise their business judgment so long as such judgment is made in good faith and the exercise of honest judgment is in the legitimate and lawful furtherance of the corporation. Directors and officers may therefore rely on information, opinions, reports, financial statements, and other financial data prepared or presented by corporate directors, officers, or employees who are reasonably believed to be reliable and competent.   Professional reliance may also be extended to legal counsel, public accountants, advisers, bankers, or other persons reasonably believed to be competent, and to the work of a committee (on which the particular director or officer does not serve) if the committee was established and empowered by the corporation’s board of directors, and if the committee’s work was within its designated authority and was about matters on which the committee was reasonably believed to merit confidence.  However, directors and officers may not rely on such information, opinions, reports, books of account, or similar statements if they have knowledge concerning the matter in question that would make such reliance unwarranted.

In Delaware, directors and members of any committee designated by the board are similarly entitled to rely in good faith upon the records of the corporation and upon such information, opinions, reports, and statements presented to the corporation by corporate officers, employees, committees of the board of directors, or other persons as to matters the director or member reasonably believes are within such other person’s professional or expert competence, provided that the other person has been selected with reasonable care by or on behalf of the corporation.

Flexibility for Decisions Involving Takeovers.  Delaware law has been interpreted, in a number of cases, to provide that fiduciary duties require directors to accept an offer from the highest bidder regardless of the effect of such sale on the corporate constituencies other than the stockholders.  In Arizona, a director, in considering the best interests of the corporation, shall consider the long-term as well as the short-term interests of the corporation and its stockholders including the possibility that these interests may be best served by the continued independence of the corporation.

Limitation on Personal Liability of Directors. A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to the company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit.

While Arizona law has a similar provision permitting the adoption of provisions in the articles of incorporation limiting personal liability, the Arizona provision differs in two respects. First, while the Delaware provision has an exception for limitation on liability where a director breaches the duty of loyalty, the Arizona counterpart does not contain this exception. Second, while Delaware law has an exception for limitation of liability for any transaction from which the director derived an improper personal benefit, Arizona allows for limitation of liability under these circumstances except for that amount which is equal to the improper benefit derived by the director.

Indemnification of Officers and Directors and Advancement of Expenses. The indemnification provisions of Delaware and Arizona law differ in a few substantive ways.  First, whereas Arizona law only provides for indemnification of officers and directors of the company, Delaware law provides for indemnification of employees and agents of the corporation as well. Second, whereas Arizona law requires a corporation to indemnify a director who was the prevailing party in the defense of a proceeding brought at least partly because of the director’s position with the corporation (unless limited by the articles of incorporation), Delaware law provides a corporation with discretion to do the same.  Third, Delaware law only requires a director seeking an advance for expenses to furnish a receipt of an undertaking to pay back the advance, while Arizona law requires both a receipt of an undertaking to pay back the advance and a written affirmation of such director’s good faith belief that he has met certain standards of conduct.

Actions by Written Consent of Stockholders.  Delaware law provides that, unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote consent to the action in writing. Delaware law requires a corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing. On the other hand, Arizona law provides that an action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting so long as the action is taken by all of the stockholders entitled to vote on the action.

Dividends. Delaware law is more restrictive than Arizona law with respect to when dividends may be paid. Under Delaware law, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, Delaware law provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired by such redemption or repurchase.

Arizona law provides that no distribution shall be made if the corporation would not be able to pay its debts as they become due in the usual course of business or if total assets would be less than the sum of its total liabilities plus the amount that would be needed if the corporation were dissolved at the time of the distribution to satisfy the preferential rights on dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

Restrictions on Business Combinations. Both Delaware and Arizona law contain provisions restricting the ability of a corporation to engage in business combinations with an interested stockholder. Under Delaware law, a corporation that is listed on a national securities exchange or has more than 2,000 holders of record is not permitted to engage in a business combination with any interested stockholder for a three-year period following the time the stockholder became an interested stockholder, unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by the holders of at least two-thirds of the corporation’s outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Delaware law defines “interested stockholder” generally as a person who owns 15% or more of the outstanding shares of a corporation’s voting stock.

Arizona law states that a corporation may not engage in any business combination with any interested stockholder of the corporation or any affiliate or associate of the interested stockholder for a period of three years after the interested stockholder's share acquisition date, unless either: (i) the business combination with the interested stockholder is approved by a committee of disinterested directors before the interested stockholder's share acquisition date or (ii) the acquisition of shares made by the interested stockholder on the stockholder's share acquisition date is approved by a committee of disinterested directors before the interested stockholder's share acquisition date.

Dissenters’ Rights.  In both Delaware and Arizona, dissenting stockholders of a corporation engaged in certain major corporate transactions are entitled to appraisal rights.  Appraisal rights permit a stockholder to receive cash equal to the fair market value of the stockholder’s shares (as determined by agreement of the parties or by a court) in lieu of the consideration such stockholder would otherwise receive in any such transaction.

Under Arizona law a stockholder is entitled to dissent from and obtain payment of the fair value of their shares when: (i) the corporation consummates a plan of merger if either stockholder approval is required for the merger by law or the articles of incorporation and if the stockholder is entitled to vote on the merger or if the corporation is a subsidiary that is merged with its parent; (ii) the corporation consummates a plan of share exchange in which the corporations shares will be acquired, if the stockholder is entitled to vote on the plan; (iii) the corporation consummates a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the stockholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to a court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the stockholders within one year after the date of sale; (iv) the corporation amends the articles of incorporation in such a way that materially and adversely affects rights in respect of a dissenter's shares because it either (a) alters or abolishes a preferential right of the shares, (b) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares, (c) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities, (d) excludes or limits the right of the shares to vote on any matter or to cumulate votes other than a limitation by dilution through issuance of shares or other securities with similar voting rights, or (e) reduces the number of shares owned by the stockholder to a fraction of a share if the fractional share so created is to be acquired for cash; (v) the corporation takes an action pursuant to a stockholder vote to the extent the articles of incorporation, the bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares. These provisions, unless the articles of incorporation of the corporation provide otherwise, do not apply to the holders of shares of a class or series if the shares of the class or series were registered on a national securities exchange, were listed on the national market systems of the national association of securities dealers automated quotation system or were held of record by at least 2,000 stockholders on the date fixed to determine the stockholders entitled to vote on the proposed corporate action.

Under Delaware law, appraisal rights are generally available for the shares of any class or series of stock of a Delaware corporation in a merger or consolidation, provided that no appraisal rights are available for the shares of any class or series of stock that, at the record date for the meeting held to approve such transaction, were either (1) listed on a national securities exchange or (2) held of record by more than 2,000 stockholders.   Even if the shares of any class or series of stock meet the requirements of subsections (1) or (2) above, appraisal rights are available for such class or series if the holders thereof receive in the merger or consolidation anything except cash, shares of stock of the issuing corporation or shares of stock of a corporation that  is either listed on a national securities exchange or whose stock is held of record by more than 2,000 holders, or a combination thereof.

Delaware allows beneficial owners of shares to file a petition for appraisal without the need to name a nominee as a nominal plaintiff and to make it easier to withdraw from the appraisal process and accept the terms offered in the merger or consolidation.  No appraisal rights are available to stockholders of the surviving corporation if the merger did not require their approval.

Special Meetings of the Stockholders. Delaware law permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholder meeting. Arizona law only permits special meetings of stockholders to be called by the board of directors or by any officer or stockholder, where by reason of death or resignation, the corporation has no directors.

Special Meetings Pursuant to Petition of Stockholders. Delaware law provides that a director or a stockholder of a corporation may apply to the Court of Chancery of the State of Delaware if the corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors instead of an annual meeting for a period of 30 days after the date designated for the annual meeting or, if there is no date designated, within 13 months after the last annual meeting. Arizona law is more restrictive. Under Arizona law, a court may summarily order a special meeting pursuant to a stockholder’s demand if notice of the special meeting was not given within 30 days after the date the demand was delivered to the corporation’s secretary or the special meeting was not held in accordance with the notice.

Duration of Proxies. Under Delaware law, a proxy executed by a stockholder will remain valid for a period of three years, unless the proxy provides for a longer period. Under Arizona law, a proxy is effective only for a period of twelve months and under our current bylaws, such proxy is only effective for eleven months.

Increasing or Decreasing Authorized Shares. Arizona law allows the board of directors of a corporation, without approval from the stockholders, to increase the number of authorized shares in a class or series of the corporation’s shares if the corporation has only shares of that class outstanding, so long as all shares of the class are treated identically. Delaware law contains no such similar provision and requires a stockholder vote in order to increase the number of authorized shares.

Significant Differences between Bylaws of EastBridge Delaware and Bylaws of the Company

In addition to the differences between the laws of Arizona and Delaware described above, under the bylaws of EastBridge Delaware, special meetings may only be called by a majority of the board. The Company’s current bylaws permit the president to also call for a special meeting.  Additionally, Section 3.2 of the EastBridge Delaware bylaws (i) allow for between one and nine directors whereas the current bylaws of the Company provide for between one and seven directors and (ii) provide for a staggered board divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders held following the adoption of the EastBridge Delaware bylaws, the term of office of the second class to expire at the second annual meeting of stockholders held following the adoption of the EastBridge Delaware bylaws, and the term of office of the third class to expire at the third annual meeting of stockholders held following the adoption of the EastBridge Delaware bylaws, with each director to hold office until his or her successor shall have been duly elected and qualified unless earlier removed, whereas the current bylaws does not provide for a staggered board.

Certain Federal Income Tax Consequences of the reincorporation.

The Company intends the reincorporation to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended. Assuming the reincorporation qualifies as a tax-free reorganization, the holders of the Company’s common stock will not recognize any gain or loss under the federal tax laws as a result of the occurrence of the reincorporation, and neither will the Company or EastBridge Delaware. Each stockholder will have the same basis in EastBridge Delaware’s common stock received as a result of the reincorporation as that holder has in the corresponding common stock of the Company held at the time the reincorporation occurs. Each holder’s holding period in EastBridge Delaware’s common stock received as a result of the reincorporation will include the period during which such holder held the corresponding common stock of the Company at the time the reincorporation occurs, provided the latter was held by such holder as a capital asset at the time of consummation of the reincorporation.

This proxy statement only discusses U.S. federal income tax consequences and has done so only for general information. It does not address all of the federal income tax consequences that may be relevant to particular stockholders based upon individual circumstances or to stockholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign holders or holders who acquired their shares as compensation, whether through employee stock options or otherwise. This Proxy Statement does not address the tax consequences under state, local or foreign laws.

This discussion is based on the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this Proxy Statement, all of which are subject to differing interpretations and change, possibly with retroactive effect. The Company has neither requested nor received a tax opinion from legal counsel or rulings from the Internal Revenue Service regarding the consequences of reincorporation. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences discussed above.

You should consult your own tax advisor to determine the particular tax consequences to you of the reincorporation, including the applicability and effect of federal, state, local, foreign and other tax laws.

Absence of Appraisal Rights

The reincorporation will be conducted as a conversion of the Company from an Arizona corporation to a Delaware corporation.  Under Article 10, Section 1302 of Arizona, no right of appraisal or redemption is available to stockholders in connection with the reincorporation. Therefore, our stockholders are not entitled to receive consideration instead of shares of EastBridge Delaware.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR OUR REINCORPORATION FROM ARIZONA TO DELAWARE

APPROVAL OF OUR AMENDED AND RESTATED 2011 INCENTIVE STOCK OPTION PLAN

Our board of directors has declared advisable, has adopted and is submitting for stockholder approval the Amended and Restated 2011 Incentive Stock Option Plan (the “Plan”). The original 2011 Incentive Stock Option Plan (the “Original Plan”) was initially approved by our board of directors on October 3, 2011 and provided for the issuance of an aggregate of 30,000,000 shares of common stock through the exercise of options, stock appreciation rights (“SARs”) or restricted stock awards issued pursuant to the Original Plan.  On November 29, 2012, the board approved the Plan, which amended and restated the Original Plan, to provide for the issuance of an aggregate of 78,000,000 shares of common stock prior to our reincorporation to Delaware through the exercise of options, SARs or restricted stock awards, among other things.

The purpose of the Plan is to is to provide a means through which the Company and its affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of common stock, thereby strengthening their commitment to the welfare of the Company and its affiliates and aligning their interests with those of the Company’s stockholders. The grant of options, SARs and restricted stock shall be subject to any further requirements of the Company’s Registration Statement on Form S-8 as filed on March 7, 2012 (File Number 333-179974) or such further restrictions approved by the board or directors, from time to time.

If approved by our stockholders, the Plan will be effective as of October 3, 2011 (the date the board initially approved the Plan). Stockholders are not being asked to approve the Original Plan, and if the Plan is approved by the Stockholders, it will supersede the Original Plan. Capitalized terms used but not defined in this proposal shall have the same meaning ascribed to them in the Plan, a copy of which is attached hereto as Exhibit C. The following description is qualified in its entirety by reference to the Plan.

Administration. The Plan will be administered by a committee as appointed by the board of directors (the “Committee”), or if the board of directors does not appoint such a Committee, by the board of directors itself.  The Committee will be comprised of not less than two members of the board. The Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan and its charter, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to Participants; (iii) determine the number of shares of common stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, common stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, common stock, other securities, other Awards or other property and other amounts payable with respect to an Award; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Eligibility. Any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies, such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or an Affiliate) are eligible to participate in the Plan. The Committee has the sole and complete authority to determine who will be granted an Award under the Plan.

Number of Shares Authorized. The Plan provides for the issuance of an aggregate of 78,000,000 shares of common stock prior to our reincorporation to Delaware through the exercise of options, SARs or restricted stock awards issued pursuant to the Plan.  If an award is forfeited or if any option terminates, expires or lapses without being exercised, the common stock subject to such award will again be made available for future grant. Shares that are used to pay the exercise price of an option or that are withheld to satisfy the participant’s tax withholding obligation will not be available for re-grant under the Plan. Each share of common stock subject to an option will reduce the number of shares available for issuance by one share.

If there is any change in our corporate capitalization, the Committee shall make substitutions or adjustments to the number of shares reserved for issuance under our Plan, the number of shares covered by awards then outstanding under our Plan, the limitations on awards under our Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

The aggregate number of shares of common stock issuable under the Plan shall be increased on the first day of each fiscal year of the Company beginning in 2014 in an amount equal to one percent (1%) of the number of shares of common stock outstanding as of such date, or such lesser number of shares of Common Stock as determined by the Committee.

The Plan will have a term of ten years and no further awards may be granted under the Plan after that date.

Awards Available for Grant. The Committee may grant awards of stock options, stock appreciation rights and restricted stock awards.

Options. The Committee will be authorized to grant Options to purchase common stock that are either Incentive Stock Options, meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or Non-Qualified Stock Options, meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Plan will be subject to the terms and conditions established by the Committee. Under the terms of the Plan, the exercise price of the Options will not be less than the fair market value (as determined under the Plan) of our common stock at the time of grant. Options granted under the Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum term of an option granted under the Plan will be ten years from the date of grant. Payment in respect of the exercise of an option may be made in cash, by certified or official bank check, by money order or with shares, pursuant to a “cashless” or “net issue” exercise, by a combination thereof, or by such other method as the Committee may determine to be appropriate and has been included in the terms of the option.

Stock Appreciation Rights. The Committee may grant SARs to employees, either alone or in tandem with options that have been or are granted under the Plan or with respect to a number of shares on which an option is not granted. SARs shall entitle the holder to receive, with respect to each share as to which the right is exercised, payment in an amount equal to the excess of the share’s fair market value, as established in the Plan, on the date the right is exercised over its fair market value on the date the right was granted, as established in the Plan. Such payment may be made in cash or in shares of common stock valued at the fair market value as of the date of surrender, or partly in cash and partly in common stock, as determined by the Committee in its sole discretion. The Committee may establish a maximum appreciation value payable for SARs.

Restricted Stock Awards. The Committee may grant restricted stock awards under the Plan in shares or denominated in units of shares. The Committee, in its sole discretion, may make such awards subject to conditions and restrictions, as set forth in the instrument evidencing the award, which may be based on continuous service with the Company or the attainment of certain performance goals.  Restricted stock awards may be issued either alone or in conjunction with other awards. The Board will determine the time or times within which restricted stock may be subject to forfeiture, and all other conditions of such awards including transfer restrictions. Subject to the applicable provisions of the award agreement, if a grantee’s service with the Company and its subsidiaries terminates prior to the expiration of the Restriction Period, all of that grantee’s restricted stock which then remains subject to forfeiture will then be forfeited automatically. The award agreement evidencing the grant of any restricted stock will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion. The prospective grantee of an award of restricted stock will not have any rights with respect to such award, unless and until such recipient has executed an award agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award. The purchase price for restricted stock may, but need not, be zero. A share certificate will be issued in connection with each award of restricted stock. Such certificate will be registered in the name of the grantee receiving the award and will bear a legend as described in the Plan.

Transferability. No option or stock appreciation right granted hereunder shall be sold, pledged, assigned, hypothecated, disposed or otherwise transferred by the optionee other than by will or the laws of descent and distribution, and no option or stock appreciation right shall be exercisable during the optionee’s lifetime by any person other than the optionee.

Amendment. The Plan will have a term of ten years. Our board of directors or the Committee may amend, suspend or terminate the Plan at any time; however, stockholder approval to amend the Plan may be necessary if the law so requires. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

Termination of Option Period. The Committee in its sole discretion may, by giving written notice (“cancellation notice”), cancel any remaining unexercised option shares effective upon the date of the consummation of (i) any or all adjustments, reclassifications, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company or to which the Company is a party; (iii) any issuance by the Company of debt securities, or preferred or preference stock that would rank senior to or above the shares subject to outstanding Options; (iv) any purchase or issuance by the Company of shares or other classes of common stock or common equity securities; (v) the dissolution or liquidation of the Company; (vi) any sale, transfer, encumbrance, pledge or assignment of all or any part of the assets or business of the Company; or (vii) any other corporate act or proceeding, whether of a similar character or otherwise.  Similarly, upon termination of optionee’s employment as described in the Plan, any option (or portion thereof) not previously vested or not yet exercisable pursuant to Section 8 of the Plan or the vesting schedule set forth in such option shall be immediately canceled.

Change in Control. Any options that have not yet vested shall vest upon a change in control.  Additionally, upon a change in control, all of the then outstanding SARs shall immediately vest and become immediately exercisable as of the date immediately prior to the date of the Change in Control, unless otherwise specified in the Award agreement andthe Restricted Period shall expire as of the date immediately prior to the date of the Change in Control, unless otherwise specified in the Award agreement.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and/or vesting of awards under the Plan and is intended to reflect the current provisions of the Code, the regulations thereunder and any other relevant authorities.  Any such Code provision, regulation or authority may change in the future, possibly with retroactive effect. This summary is not intended to be a complete statement of applicable U.S. federal income tax law, nor does it address any tax considerations other than U.S. federal income tax considerations, such as foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.  Each participant should further consult his or her own tax adviser regarding the tax treatment of the disposition of shares of common stock acquired pursuant to the exercise or receipt of any awards under the Plan.

Options. There are a number of requirements that must be met for a particular option to be treated as an Incentive Stock Option. One such requirement is that common stock acquired through the exercise of an Incentive Stock Option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of Incentive Stock Options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the Incentive Stock Options. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an Incentive Stock Option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those sections. Finally, if an otherwise qualified Incentive Stock Option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the Incentive Stock Option in respect of those excess shares will be treated as a Non-Qualified Stock Option for federal income tax purposes.

No income will be realized by a participant upon grant of a Non-Qualified Stock Option. Upon the exercise of a Non-Qualified Stock Option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

SARs. No income will be realized by a participant upon grant of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers (other than the chief executive officer) whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions. The Plan is intended to satisfy an exception with respect to grants of options to covered employees. In addition, the Plan is designed to permit certain awards of restricted stock, restricted stock units, cash bonus awards and other awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

New Plan Benefits

Future grants under the Plan will be made at the discretion of the Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the Plan will depend on a number of factors, including the fair market value of our common stock on future dates, the exercise decisions made by the participants and/or the extent to which any applicable performance goals necessary for vesting or payment are achieved. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under, or having their annual bonus paid pursuant to, the Plan.

Interests of Directors or Officers

Our directors may grant awards under the Plan to themselves as well as to our officers, in addition to granting awards to our other employees, consultants and advisors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR OUR AMENDED AND RESTATED 2011 INCENTIVE STOCK OPTION PLAN

DESCRIPTION OF CAPITAL STOCK

Our securities will not be materially modified as a result of the reincorporation.  As such, the descriptions below will apply in substantial part to the securities of the Company and EastBridge Delaware.  In this section, we use the terms common stock and preferred stock interchangeably to refer to the Company and EastBridge Delaware.  The reincorporation does not require our furnishing of financial information as such financial information is not material for the exercise of prudent judgment in regard to the reincorporation.  The following description is a summary and is qualified in its entirety by the provisions of the EastBridge Delaware’s charter, as attached hereto as Exhibit A.

Common Stock

Our authorized capital stock consists of 50,000,000 shares of Series A preferred stock, no par value per share, 50,000,000 shares of Series B preferred stock, no par value per share and 300,000,000 shares of common stock, no par value. The authorized capital stock of EastBridge Delaware will consist of 50,000,000 shares of preferred stock, par value $0.001 per share, and 300,000,000 shares of common stock, par value $0.001 per share.  Holders of our common stock are entitled to equal voting rights, consisting of one vote per share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. After giving effect to the reincorporation, the presence, in person or by proxy, of the holders of majority of the outstanding shares of stock entitled to vote are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. In the event of liquidation, dissolution or winding up of our company, either voluntarily or involuntarily, each outstanding share of the common stock is entitled to share equally in our assets.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock. They are entitled to receive dividends when and as declared by our board, out of funds legally available therefor. We have not paid cash dividends in the past and do not expect to pay any within the foreseeable future since any earnings are expected to be reinvested.

Preferred Stock

Our articles of incorporation, and following reincorporation, our certificate of incorporation, give our board of directors the power to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. The rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock may not be waived or amended without the consent of the holders of such stock and the common stock.

We presently have two series of preferred stock outstanding, the Series A and Series B preferred stock, which covers 100,000,000 shares.  No shares of Series A or Series B preferred stock are outstanding, and we have no obligation to issue any shares of any series of preferred stock. Upon reincorporation, we will have one class of preferred stock which may be issued in one or more series by our board of directors without stockholder approval as described above.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS REQUESTED TO DO SO.

Transfer Agent

Our transfer agent for our common stock is Jersey Transfer and Trust Company, located at 201 Bloomfield Avenue, Verona, New Jersey 07044.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table lists ownership of our common stock as of November 30, 2012. The information includes beneficial ownership by (i) holders of more than 5% of our common stock, (ii) each of our directors and executive officers and (iii) all of our directors and executive officers as a group. Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of our common stock beneficially owned by them.  As of November 30, 2012, the Company had 156,692,041 shares of common stock and no shares of preferred stock outstanding.  Except as otherwise indicated below, the address for each listed beneficial owner is c/o EastBridge Investment Group Corporation, 8040 E. Morgan Trail, Unit 18, Scottsdale, Arizona 85258.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Named Executive Officers
Keith Wong President and Chief Executive Officer	Common stock	50,100,000	32%
Norm Klein Chief Financial Officer	Common stock	11,956,196	8%
All Officers and Directors As a Group (2 persons)	Common stock	62,056,196	40%

EQUITY COMPENSATION PLAN INFORMATION

The following table lists the equity securities of the Company that are currently authorized for issuance under the Company’s equity compensation plans.  The table does not include any securities relating to the Amended and Restated 2011 Incentive Stock Option Plan which has been submitted for stockholder approval in this Proxy Statement.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by shareholders	__	__	679,290

Equity compensation plans not approved by shareholders	__	__	__

Total	__	__	679,290

OTHER MATTERS

Other Matters to be Submitted

Our board of directors does not intend to present to the meeting any matters not referred to in this Proxy Statement. If any proposal not set forth in this proxy statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Deadline for Submission of Stockholder Proposals for the 2013 Annual Meeting of the Stockholders

Proposals of stockholders intended to be presented at the 2013 Annual Meeting of the Stockholders (expected to be held on June 4, 2013) pursuant to SEC Rule 14a-8 must be received at our principal office not later than February 14, 2013 to be included in the proxy statement for that meeting.

By Order of the Board of Directors

December 7, 2012	By:	/s/ Keith Wong
Keith Wong
Chairman

PROXY

EASTBRIDGE INVESTMENT GROUP CORPORATION

Special Meeting of the Stockholders – January 17, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Keith Wong, with full power of substitution or revocation, proxy for the undersigned, to vote at the Special Meeting of the Stockholders of EastBridge Investment Group Corporation (the “Company”), to be held at 10:00 a.m. local time, on January 17, 2013, at the offices of the Company, 8040 East Morgan Trail, Unit 18, Scottsdale, Arizona 85258, and at any adjournment or adjournments thereof, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

(1) FOR ☐   AGAINST ☐ the approval of the reincorporation of the Company from Arizona to Delaware as described in the Proxy Statement dated [●].

(2) FOR ☐   AGAINST ☐ the approval of the Amended and Restated 2011 Incentive Stock Option Plan as described in the Proxy Statement dated [●].

The shares represented by this proxy will be voted on Item 1 and Item 2 as directed by the stockholder, but if no direction is indicated, will be voted FOR Item 1 and Item 2.

If you plan to attend the meeting please indicate below:

I plan to attend the meeting ☐

Dated: _________________________, 201_

Address, if changed since last proxy: ____________________________________ ____________________________________ ____________________________________

_________________________________________
(Signature(s))

_________________________________________
(Print Name)

Please sign and print exactly as name(s) appear
hereon. When signing as attorney,
executor, administrator, trustee or
guardian, please give full title as such.

Please date, sign and mail this proxy in
the enclosed envelope, which requires no
postage if mailed in the United States.